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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the December 16, 1993 Registration Statement on Form S-8 (Registration No. 33-73018) and in the July 9, 1996 Registration Statement on Form S-8 (Registration No. 333-07827) of our report, dated December 2, 1997, except for Note 10 as to which the date is December 4, 1997, which appears in the annual report on Form 10-K of Todhunter International, Inc. for the year ended September 30, 1997.


                                  McGLADREY & PULLEN, LLP

West Palm Beach, Florida
December 19, 1997














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